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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

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                                            Collection Period:                                    1-Aug-99          31-Aug-99
                                            Distribution Date:                                   15-Sep-99

                                                                                                                Per $1,000 of
                                                                                                                  Original
Statement for Class A and Class B Certificateholders Pursuant                                                  Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                       Certificate Amount
                                                                                                              ------------------
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(i)    Principal Distribution
           Class A Certificate Amount                                                       $ 3,401,174.24        $8.72081834
           Class B Certificate Amount                                                         $ 160,264.75        $8.72046741

(ii)   Interest Distribution
           Class A Certificate Amount                                                         $ 152,568.23        $0.39119425
           Class B Certificate Amount                                                           $ 7,366.92        $0.40085537

(iii)  Servicing Fee                                                                           $ 25,767.92        $0.06309723

(iv)   Class A Certificate Balance (after principal distributions)                         $ 26,128,160.42
       Class A Pool Factor (after principal distributions)                                       0.0669942
       Class B Certificate Balance (after principal distributions)                          $ 1,231,908.84
       Class B Pool Factor (after principal distributions)                                       0.0670317

(v)    Total Pool Balance (end of Collection Period)                                       $ 27,360,069.26

                                                                                            Current Period        Cumulative
                                                                                         -------------------- -------------------

(vi)   Defaulted Receivables                                                                   $ 76,421.90    $ 14,418,615.86
       Liquidation Proceeds                                                                     221,385.76       8,930,481.89
                                                                                         -------------------- -------------------
       Aggregate Net Losses                                                                  $ (144,963.86)    $ 5,488,133.97
                                                                                         ==================== ===================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                        $  -
           Interest Portion                                                                         $  -

(viii) Class A Interest Carryover Shortfall                                                         $  -
       Class B Interest Carryover Shortfall                                                         $  -
       Class A Principal Carryover Shortfall                                                        $  -
       Class B Principal Carryover Shortfall                                                        $  -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                        $ 6,125,764.72

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                   $ 6,125,764.72

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